Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-42790) and Form S-3 (No. 333-55988) of Corel Corporation of our report dated January 24, 2003, relating to the consolidated financial statements of Corel Corporation in the Annual Report on Form 10-K of Corel Corporation for the year ended November 30, 2002. We also consent to the incorporation by reference of our report dated January 24, 2003, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP Ottawa, Canada

Chartered Accountants February 14, 2003